a.k.a. Brands Names Ciaran Long Chief Executive Officer
Kevin Grant to Succeed Mr. Long as Chief Financial Officer

SAN FRANCISCO (January 13, 2025) – a.k.a. Brands Holding Corp. (NYSE: AKA), a portfolio of next generation fashion brands, today announced that Ciaran Long has been appointed Chief Executive Officer, effective immediately. Mr. Long has held the joint role of Interim Chief Executive Officer and Chief Financial Officer since March 2023.

“The Board is thrilled for Ciaran to officially step into the position of Chief Executive Officer,” said Christopher Dean, Chairman of the Board of Directors. “Under Ciaran’s leadership, a.k.a. Brands has achieved significant milestones, including a return to net sales growth, three consecutive quarters of double-digit U.S. sales expansion, and a meaningful increase in adjusted EBITDA year-over-year. Ciaran is a strategic and seasoned leader who has driven organizational change across the business, and we’re confident that his robust understanding of the business and proven track record make him the ideal candidate to lead the company.”

Mr. Long holds 25 years of financial leadership, strategic development and management experience. Prior to joining a.k.a. Brands in 2021, he served as Chief Financial Officer of Samsclub.com, a multi-billion-dollar omnichannel business and Vice President of Finance for Membership, Marketing and Supply Chain at Sam’s Club. Mr. Long has also held leadership positions within Walmart’s eCommerce division and numerous finance leadership positions at CBS, CNET Networks and KPMG.

Additionally, a.k.a. Brands has elevated Kevin Grant, who holds over 20 years of experience in accounting and finance, to the role of Chief Financial Officer. A senior member of the a.k.a. Brands finance team in the role of Global Controller since April 2021, Mr. Grant has been an indispensable asset for the company. Prior to joining a.k.a. Brands, Mr. Grant spent seven years in senior finance leadership roles on Walmart’s eCommerce team and eleven years at Ernst & Young, where he started his career.

In connection with his appointment, Mr. Long said “as Interim Chief Executive Officer and Chief Financial Officer, I gained a unique perspective and even greater appreciation for the hard work of our global team driving our success. We are still in the early stages of expanding the four brands in our portfolio across channels and geographies, and we plan to continue to add more brands over time. I appreciate the Board’s vote of confidence and plan to continue doing everything I can to deliver value to our stakeholders. I am also excited to continue working closely with Kevin as he takes on the role of Chief Financial Officer, which I am confident he will excel in.”

Today the company also released preliminary, unaudited financial results for the fourth quarter and full year 2024, which can be found on the investor relations website at ir.aka-brands.com.

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About a.k.a. Brands
a.k.a. Brands is a portfolio of next-generation fashion brands for the next generation of consumers. Each brand in the a.k.a. portfolio targets a distinct Gen Z and millennial audience, creates authentic and inspiring social content and offers quality exclusive merchandise. a.k.a. Brands leverages its next-generation retail platform to help each brand accelerate its growth, scale in new markets and enhance its profitability. Current brands in the a.k.a. Brands portfolio include Princess Polly, Culture Kings, mnml and Petal & Pup.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These statements relate to the Company’s future growth. The forward-looking statements presented herein are based on the Company's current expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading

“Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and the other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

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